                                                                    EXHIBIT 10.3

                            Asset Purchase Agreement

                                     Between

                    INTERNATIONAL MANUFACTURERS GATEWAY, INC.
                             a Delaware corporation,

                                       and

                                   DTOMI, INC.
                              a Nevada corporation,

                                     DATED:

                                January 14, 2002

                                TABLE OF CONTENTS

1.       Definitions................................................................................  1

2.       Purchase and Sale of Assets................................................................  4

         2.1      Purchase and Sale.................................................................  4
         2.2      Purchased  Assets.................................................................  4
         2.3      Excluded Assets...................................................................  4
         2.4      Assumption of Certain Liabilities.................................................  4
         2.5      Excluded Liabilities..............................................................  4

3.       Purchase Price and Payment.................................................................  4


         3.1      Purchase Price....................................................................  4
         3.2      Tax and Accounting Consequences...................................................  5
         3.3      Price Reduction Upon Certain Events...............................................  5

4.       Pre-Closing Matters........................................................................  5


         4.1      Operation of Purchased Assets.....................................................  5
         4.2      Consents .........................................................................  6
         4.3      Notification of Certain Events....................................................  6
         4.4      Access to Information.............................................................  7
         4.5      Public Announcements..............................................................  7

5.       Conditions to Closing......................................................................  7


         5.1      Transferor's Conditions...........................................................  7
         5.2      Acquiror's Conditions.............................................................  8

6.       Closing....................................................................................  9

         6.1      Time and Place of Closing.........................................................  9
         6.2      Closing Deliveries................................................................  9
         6.3      Closing Costs..................................................................... 10
         6.4      Possession........................................................................ 10

7.       Representations and Warranties............................................................. 10


         7.1      Transferor's Representations and Warranties ...................................... 10
         7.2      Acquiror's Representations and Warranties......................................... 13

8.       Additional Covenants....................................................................................  14

         8.1      Covenants by Each Party........................................................................  14
         8.2      Idemnification.................................................................................  14
         8.3      Retention of and Access to Books and Records...................................................  14

9.       Termination.............................................................................................  14

         9.1      Termination Events.............................................................................  14
         9.2      Effect of Termination..........................................................................  15

10.      Default; Remedies.......................................................................................  15

         10.1     Time of Essence................................................................................  15
         10.2     Remedies.......................................................................................  15

11.      Construction and Interpretation.........................................................................  15

12.      Miscellaneous Provisions................................................................................  16

         12.1     Survival of Covenants..........................................................................  16
         12.2     Expenses.......................................................................................  16
         12.3     Binding Effect.................................................................................  16
         12.4     Assignment.....................................................................................  16
         12.5     Notices........................................................................................  16
         12.6     Waiver.........................................................................................  17
         12.7     Amendment......................................................................................  17
         12.8     Severability...................................................................................  17
         12.9     Integration....................................................................................  17
         12.10    Governing Law..................................................................................  18
         12.11    Arbitration....................................................................................  18
         12.12    Execution......................................................................................  18
         12.13    Incorporation of Recitals, Exhibits, and Schedules...................... ......................  18
         12.14    Further Assurances.............................................................................  18
         12.15    No Third Party Beneficiaries ..................................................................  19

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into
                                          ---------
as of January 14, 2002 (the "Effective Date") by and between International
                             --------------
Manufacturers Gateway, Inc., a Delaware corporation ("IMG")("Transferor") and
                                                      ---    ----------
Dtomi, Inc., a Nevada corporation ("Dtomi")("Acquiror").
                                    -----    --------

                                    RECITALS

     A. IMG is a technology company utilizing proprietary database algorithms to compile and sell marketing information to sales and marketing professionals (the "Business").
      --------

     B.   Transferor wishes to sell to Acquiror certain assets as described in
Section 2.2 associated with Transferor's Business and Acquiror wishes to purchase such assets from Transferor, in each case on the terms and conditions set forth in this Agreement (this term and all other capitalized terms used herein having the respective meanings set forth in this Agreement).

                                   AGREEMENTS

     In consideration of the foregoing, the mutual covenants of the parties set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1.   Definitions. As used in this Agreement, the following terms have the
          -----------
respective meanings set forth below:

          "Agreement" shall mean this Asset Purchase Agreement.
           ---------

          "Acquiror" shall have the meaning set forth in the preamble to this
           --------
Agreement.

          "Acquiror's Knowledge" shall mean that any of the officers or
           --------------------
directors of Acquiror are actually aware of a particular fact or other matter.

          "Assumed Liabilities" shall have the meaning set forth in Section 2.4.
           -------------------

          "Best Efforts" shall mean the efforts that a prudent Person who wishes
           ------------
to achieve a result would use in similar circumstances to achieve such result as expeditiously as reasonably possible.

          "Bill of Sale" shall mean the document described in Section 6.2.1(a).
           ------------

          "Books and Records" shall mean all books and records of Transferor
           -----------------
that are necessary to conduct the Business, the ownership, use, and operation of the Purchased Assets, or the payment or performance of the Assumed Liabilities, including any such records maintained on computer and all related computer software.

          "Breach" shall mean any material inaccuracy in or material breach of,
           ------
or any material failure to perform or comply with, any representation, warranty, covenant, obligation, or other provision of this Agreement or any document delivered pursuant to this Agreement.

          "Business" shall have the meaning set forth in the Recitals.
           --------

          "Business Day" shall mean any day other than a Saturday, Sunday, or
           ------------
other day on which commercial banks in Seattle, Washington are authorized or required by applicable Legal Requirements to be closed.

          "Closing" shall mean the closing of this transaction, at which the
           -------
events set forth in Section 6.2 shall occur.

          "Closing Date" shall mean the date on which the Closing occurs.
           ------------

          "Common Stock" shall have the meaning set forth in Section 3.1.
           ------------

          "Consent" shall mean any approval, consent, ratification, waiver, or
           -------
other authorization, including any Governmental Authorization.

          "Contract" shall mean any agreement, contract, lease, obligation,
           --------
promise, or understanding, whether written or oral and whether express or implied, that is legally binding.

          "Damages" shall have the meaning set forth in Section 8.2.
           -------

          "Effective Date" shall have the meaning set forth in the preamble to
           --------------
this Agreement.

          "Excluded Assets" shall have the meaning set forth in Section 2.3.
           ---------------

          "Governmental Authority" shall mean any national, federal, state,
           ----------------------
provincial, county, municipal, or local government, foreign or domestic, or the government of any political subdivision of the any of the foregoing, or any entity, authority, agency, ministry, or other similar body exercising executive, legislative, judicial, regulatory, or administrative authority or functions of or pertaining to the government, including any quasi-governmental entity established to perform any such functions.

          "Governmental Authorization" shall mean any Consent, license, permit,
           --------------------------
     waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

          "Intellectual Property" shall mean (a) all inventions (whether
           ---------------------
patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptation, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation) and (g) all other proprietary rights.

          "Legal Requirement" shall mean any federal, state, local, municipal,
           -----------------
foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, rule, statute, or treaty.

          "Lien" shall mean a monetary encumbrance against a Purchased Asset.
           ----

          "Ordinary Course of Business" shall mean any action taken by a Person
           ---------------------------
if, and only if, such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

          "Organizational Documents" shall mean (i) the articles or certificate
           ------------------------
of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and certificate of limited partnership of a limited partnership, (iv) any charter, operating agreement, or similar document adopted or filed in connection with the creation, formation, or organization of a Person, and (v) any amendment to any of the foregoing.

          "Permitted Encumbrances" shall mean those encumbrances incurred in the
           --------- ------------
ordinary course of business or otherwise in existence as of the Closing Date.

          "Person" shall mean an individual, partnership, corporation, limited
           ------
liability company, joint stock company, trust, unincorporated organization or association, joint venture, or other organization, whether or not a legal entity, or a Governmental Authority.

          "Possession Date" shall mean 12:01 a.m., on the day following the
           ---------------
Closing Date.

          "Proceeding" shall mean any action, arbitration, audit, hearing,
           ----------
litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority, arbitrator, or mediator.

          "Purchase Price" shall have the meaning set forth in Section 3.1.
           --------------

          "Purchased Assets" shall have the meaning set forth in Section 2.2.
           ----------------

          "Representative" shall mean, with respect to a particular Person, any
           --------------
director, officer, employee, agent, consultant, advisor, or other representative of or to such Person, including such Person's attorneys, accountants, and financial advisors.

          "Transferor" shall have the meaning set forth in the preamble to this
           ----------
Agreement.

          "Transferor Shareholders" shall have the meaning set forth in Section
           -----------------------
3.2.

          "Transferor's Knowledge" shall mean that any of the officers or
           ----------------------
directors of Transferor are actually aware of a particular fact or other matter.

          "Tax" shall mean any tax (including any income tax, capital gains tax,
           ---
value-added tax, sales tax, excise tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Authority or payable pursuant to any tax-sharing agreement or other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee

     2.   Purchase and Sale of Assets.

          2.1  Purchase and Sale. Transferor agrees to transfer the Purchased
               -----------------
Assets to Acquiror, and Acquiror agrees to acquire the Purchased Assets from Transferor, in each case for the price and on the terms and conditions set forth in this Agreement. Upon payment of the Purchase Price as described in Section 3 hereof and the satisfaction of the other terms of this Agreement, Transferor shall sell, transfer, assign and deliver the Purchased Assets to Acquiror on the Closing Date free and clear of any and all liens, encumbrances, security interests or obligations, except for Permitted Encumbrances.

          2.2  Purchased Assets. The assets to be sold by Transferor to Acquiror
               ----------------
pursuant to this Agreement (the "Purchased Assets") shall be all of the
                                 --------- ------
Transferor's assets described on Exhibit A attached hereto, with the exception
                                 ---------
of the Excluded Assets described in Section 2.3.

          2.3  Excluded Assets. All assets of Transferor not specifically
               ---------------
included in the Purchased Assets (the "Excluded Assets") shall not be acquired
                                       ---------------
by Acquiror pursuant to this Agreement.

          2.4  Assumption of Certain Liabilities. Acquiror shall at Closing
               ---------------------------------
assume the liabilities of Transferor described on Exhibit B (the "Assumed
                                                  ---------       -------
Liabilities"), but excluding any other liabilities of Transferor whatsoever.
-----------

          Excluded Liabilities. Acquiror shall not assume any of the liabilities
          --------------------
of Transferor not identified in Section 2.4 above. Without limiting the generality of the foregoing, Acquiror shall not assume any liabilities attributable to any of the Excluded Assets.

     3.   Purchase Price and Payment.
          --------------------------

          3.1  Purchase Price. In consideration of (i) the sale, transfer and
               --------------
conveyance to Acquiror of the Purchased Assets, Acquiror shall, at the Closing, transfer to Transferor Nine Million Six Hundred Seventy-Three Thousand Seven Hundred Ninety-Four (9,673,794) shares of Dtomi common stock (the "Common
                                                                   ------
Stock") owned by Acquiror (the "Shares"). The number
-----                           ------
of Shares to be transferred to Transferor shall be appropriately adjusted to reflect the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to Transferor's common stock occurring after the Effective Date and prior to Closing, so as to provide Transferor the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization, or like change. The consideration described in this Section 3.1 is herein referred to as the "Purchase Price."
                                               --------------

          3.2  Tax and Accounting Consequences. As a result of the transfer of
               -------------------------------
the Shares to Transferor, in accordance with the terms and conditions set forth in this Agreement, there may be certain Tax and accounting consequences to the shareholders of the Transferor (the "Transferor Shareholders"), who will be the
                                     -----------------------
ultimate recipients of the Shares.

ACQUIROR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, NOR ARE ANY INTENDED OR SHOULD ANY BE INFERRED, REGARDING THE ECONOMIC RETURN OR THE TAX CONSEQUENCES TO THE TRANSFEROR SHAREHOLDERS WHO WILL ACQUIRE THE SHARES. ACQUIROR, THEREFORE, RECOMMENDS THAT THE TRANSFEROR SHAREHOLDERS CONSULT THEIR OWN ATTORNEYS, ACCOUNTANTS AND FINANCIAL ADVISORS ABOUT THE LEGAL AND TAX CONSEQUENCES AND THE FINANCIAL RISKS AND MERITS OF RECEIVING THE SHARES.

          3.3  Price Reduction Upon Certain Events. In the event of any damage
               -----------------------------------
to or destruction or condemnation of any of the Purchased Assets (excluding damage or destruction caused by Acquiror or any of its affiliates), any taking of any of the Purchased Assets by eminent domain or any material adverse change to the Transferor's business, operations or financial condition between the Effective Date and the Closing Date, Acquiror shall have the right, by notice given to Transferor within five (5) days of such event (but in any case prior to the Closing Date), to terminate this Agreement. If Acquiror does not elect to terminate this Agreement, the Purchase Price shall be reduced by an amount equal to the resulting reduction in the value of the Purchased Assets, which shall be attributed to the Transferor whose respective Purchased Assets were so damaged, destroyed or condemned. Transferor shall be entitled to retain any insurance proceeds or condemnation awards paid or payable on account of such damage or destruction or such taking. Transferor and Acquiror agree to negotiate in good faith regarding the reduction in value resulting from any damage to or destruction or condemnation of the Purchased Assets.

          3.4  Escrow. The Shares shall be subject to the terms and conditions
               ------
     of an Escrow Agreement attached hereto as Exhibit D (the "Escrow
                                               ---------       ------
     Agreement").
     ---------

   4.     Pre-Closing Matters.
          -------------------

          4.1  Operation of Purchased Assets. Between the Effective Date and the
               -----------------------------
Closing Date, Transferor, with respect to the Business, shall:

               4.1.1 Conduct the Business and operate and maintain the Purchased Assets in the Ordinary Course of Business;

               4.1.2 Not sell, lease, or otherwise transfer or dispose of any Purchased Assets, or any interest therein, other than transfers and dispositions made in the Ordinary Course of Business or transfers and dispositions otherwise authorized by its President;

               4.1.3 Not permit or allow any Purchased Assets to become subject to any additional Lien (other than Permitted Encumbrances);

               4.1.4 Maintain the levels of inventories and supplies in the Business at customary levels; and

               4.1.5 Use its Best Efforts to maintain the relations and goodwill with suppliers, customers, and others having business relationships with Transferor in connection with the Business.

          4.2  Consents.
               --------

               4.2.1 Schedule 4.2.1 to this Agreement sets forth a complete and
                     --------------
accurate list of all Consents to transfer required under (i) all material Contracts (a) to which Transferor is a party and which relate to Transferor's Business or the ownership, use, or operation of the Purchased Assets, or (b) by which any of the Purchased Assets is bound; and (ii) all material Governmental Authorizations that are held by Transferor and relate to Transferor's Business or the ownership, use or operation of the Purchased Assets. Acquiror and Transferor shall use their respective Best Efforts, each at its own expense, to obtain all such Consents as soon as practicable after the Effective Date. In the event any such Consent is not obtained by the Closing Date, Transferor agrees to continue to use its Best Efforts thereafter, in cooperation with Acquiror, to obtain such Consent as soon as practicable.

               4.2.2 Acquiror shall provide all cooperation reasonably requested by Transferor in connection with obtaining the Consents described on Schedule
                                                                     --------
4.2.1, including the provision of any information relating to Acquiror that may
-----
be requested by the Person from whom any such Consent is required.

          4.3  Notification of Certain Events.
               ------------------------------

               4.3.1 By Transferor. Between the Effective Date and the Closing
                     -------------
Date, Transferor shall give prompt notice to Acquiror in the event Transferor becomes aware of (i) any fact or condition that causes or constitutes a Breach of any representation or warranty of Transferor set forth herein as of the Effective Date, (ii) any fact or condition that would cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition, (iii) the occurrence of any Breach of any covenant of Transferor in this Agreement, or (iv) the occurrence of any event that Transferor believes will make the satisfaction of any of the conditions set forth in Section 5 impossible or unlikely. In the event that any fact or condition of the type described in the foregoing clause (i) or (ii) would have required any change in any of the Schedules or Exhibits to this Agreement if such fact or condition had occurred or been known as of the Effective Date, Transferor shall promptly deliver to Acquiror a supplement to such Schedule or Exhibit specifying the necessary change.

               4.3.2 By Acquiror. Between the Effective Date and the Closing
                     -----------
Date, Acquiror shall give prompt notice to Transferor in the event Acquiror becomes aware of (i) any fact or condition that causes or constitutes a Breach of any representation or warranty of Acquiror set forth herein as of the Effective Date, (ii) any fact or condition that would cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition, (iii) the occurrence of any Breach of any covenant of Acquiror in this Agreement, or (iv) the occurrence of any event that Acquiror believes will make the satisfaction of any of the conditions set forth in Section 5 impossible or unlikely. In the event that any fact or condition of the type described in the foregoing clause (i) or (ii) would have required any change in any of the Schedules or Exhibits to this Agreement if such fact or condition had occurred or been known as of the Effective Date, Acquiror shall promptly deliver to Transferor a supplement to such Schedule or Exhibit specifying the necessary change.

               4.3.3 No Effect on Remedies. The delivery of a notice or
                     ---------------------
supplement pursuant to Sections 4.3.1 and 4.3.2 shall have no effect on the remedies of any party hereunder.

          4.4  Access to Information. Between the Effective Date and the Closing
               ---------------------
Date, Transferor shall, upon reasonable notice from Acquiror, (i) give Acquiror and its representatives access (during normal business hours), in a manner so as not to interfere with Transferor's normal operations and subject to reasonable restrictions imposed by any such representative, to all key employees and to the Purchased Assets, including the Books and Records relating thereto, and (ii) cause its representatives to make available to Acquiror for the purpose of making copies thereof such financial and operating data and other information with respect to the Business and the Purchased Assets as Acquiror may reasonably request.

          4.5  Public Announcements. Except as otherwise required by applicable
               --------------------
Legal Requirements, any public announcement or similar publicity with respect to this Agreement or this transaction shall be issued, if at all, only with such contents, at such time and in such manner as the parties may agree. If a party believes that it is required by applicable Legal Requirements to make any such public announcement, it shall first provide to the other party the content of the proposed announcement, the reasons such announcement is required to be made, and the time and place that the announcement will be made.

     5.   Conditions to Closing.
          ---------------------

          5.1  Transferor's Conditions. Transferor's obligation to close this
               -----------------------
transaction shall be subject to and contingent upon the satisfaction (or waiver by Transferor in writing in its sole discretion) of each of the following conditions:

               5.1.1 All representations and warranties of Acquiror set forth in this Agreement and each such representation and warranty shall have been accurate in all respects as of the Effective Date and shall be accurate in all respects as of the Closing Date, as if made on the Closing Date.

               5.2.2 (i) All of the covenants and obligations that Acquiror is obligated to perform or comply with pursuant to this Agreement prior to or at the Closing and each such covenant and obligation (considered individually) shall have been performed and complied with in all respects; and (ii) Acquiror shall have made the deliveries of documents required to be made pursuant to Section 6.2.2; provided, however,
                                                            --------  -------
that with respect to the covenants and obligations described in this Section 5.1.2, a failure of the foregoing condition shall not be deemed to have occurred unless (a) Transferor has given Acquiror notice specifying the nature of any Breach of such covenants or obligations in reasonable detail, and (b) either (y) Acquiror has failed to cure such Breach within ten (10) Business Days after such notice is given, or (z) if such Breach cannot be cured solely by the payment of money and cannot reasonably be cured within ten (10) Business Days despite the exercise of Best Efforts, Acquiror has failed to commence curative action within ten (10) Business Days after such notice is given or thereafter fails to complete the cure of such Breach as soon as practicable.

          5.2  Acquiror's Conditions. Acquiror's obligation to close this
               ---------------------
transaction shall be subject to and contingent upon the satisfaction (or waiver by Acquiror in its sole discretion) of each of the following conditions:

               5.2.1 All representations and warranties of Transferor set forth in this Agreement shall have been accurate as of the Effective Date and shall be accurate as of the Closing Date, as if made on the Closing Date.

               5.2.2 All of the covenants and obligations that Transferor are obligated to perform or comply with pursuant to this Agreement prior to or at the Closing shall have been performed and complied with; and (ii) Transferor shall have made the deliveries of documents required to be made pursuant to
Section 6.2.1.

               5.2.3 To the extent, if any, that Acquiror is required to obtain any Governmental Authorizations that relate to the Businesses or the ownership, use, and operation of the Purchased Assets, Acquiror shall have obtained such Governmental Authorizations and such Governmental Authorizations shall be in full force and effect as of the Closing Date or subject to issuance to Acquiror upon consummation of this transaction.

               5.2.4 As of the Closing Date, there shall not be in effect any legal requirement or any injunction or other order that prohibits the transfer of any portion of the Purchased Assets by Transferor to Acquiror.

               5.2.5 Between the Effective Date and the Closing Date, there shall have been no damage to or destruction of any of the Purchased Assets (excluding damage or destruction (i) caused by Acquiror or any of its affiliates; or (ii) that does not have a material adverse effect on the Businesses), nor any taking of any material portion of the Purchased Assets by eminent domain.

               5.2.6 Since the Effective Date, there shall not have been commenced or threatened against Acquiror or Transferor or any related person of Acquiror or Transferor any proceeding (i) seeking damages or other relief in connection with, any aspect of this transaction, or (ii) that could reasonably be expected to have the effect of preventing this transaction or making this transaction illegal.

               5.2.7 Transferor shall have executed all documents necessary to transfer and assign any of the Transferor's Intellectual Property which is being transferred pursuant to this Agreement.

               5.2.8 Transferor shall have executed the Escrow Agreement, on terms and conditions acceptable to Acquiror.

               5.2.9 Transferor shall have delivered to Acquiror a true and complete listing of the Purchased Assets, which listing shall be acceptable to Acquiror.

               5.2.10 Transferor shall have delivered to Acquiror a true and complete listing of the Assumed Liabilities, including evidence of the liabilities acceptable to Acquiror.

               5.2.11 Transferor shall have delivered to Acquiror a true and complete listing of all Consents.

     6.   Closing.
          -------

          6.1  Time and Place of Closing. The Closing shall take place at the
               -------------------------
offices of The Otto Law Group, PLLC, 900 Fourth Avenue, Suite 3140, Seattle, Washington, or at such other location as the parties may mutually agree. Subject to the provisions of Section 7, the Closing shall take place commencing at 10:00 a.m. (Pacific Standard Time) on January __, 2002, unless Transferor, in its sole discretion, determines that shareholder approval of the transactions contemplated by this Agreement is necessary or desirable, in which case Closing shall take place on January __, 2002 or, in either case, on such other date as is mutually acceptable to the parties.

          6.2  Closing Deliveries.
               ------------------

               6.2.1 At the Closing, Transferor shall deliver, or cause to be delivered, to Acquiror:

               (a) A fully executed Bill of Sale and Assignment and Assumption in the form of Exhibit C to this Agreement (the "Bill of Sale")
                         ---------                         ------------
          conveying to Acquiror all personal property to be acquired by Acquiror pursuant to this Agreement and providing for (i) the assignment to Acquiror of the contract rights, and all other intangible personal property included in the Purchased Assets and (ii) Acquiror's assumption of the Assumed Liabilities;

               (b) A duly authorized and executed Escrow Agreement required by
          Section 3.4;

               (c) A Certificate of an officer of Transferor certifying to the attached resolutions of the board of directors and shareholders, if the board of directors deems it necessary, of Transferor authorizing this transaction;

               (d) A Certificate of an authorized officer of the Transferor certifying as to the accuracy of the Transferor's representations and warranties under Section 7.1;

                (e) All Consents necessary to permit Transferor to transfer the Purchased Assets to Acquiror;

                (f) All necessary documents to transfer and assign any Intellectual Property which is being transferred pursuant to this Agreement;

                (g)   A true and complete listing of the Purchased Assets; and

                (h)   A true and complete listing of the Assumed Liabilities.

                (i)   A true and complete listing of all Consents required by
           Section 4.2.1.

                6.2.2 At the Closing, Acquiror shall deliver, or cause to be delivered, to Transferor:

                (a) A counterpart copy of the Bill of Sale, executed by Acquiror;

                (b) A counterpart copy of the Escrow Agreement, executed by Acquiror;

                (c) A Certificate of an authorized officer of Acquiror certifying attached resolutions of the boards of directors and shareholders of Acquiror authorizing this transaction;

                (d) A Certificate of an authorized officer of the Acquiror certifying as to the accuracy of the Acquiror's representations and warranties under Section 7.2;

                (e) A Certificate of an authorized officer of the Acquiror certifying the number of shares that Transferor shall be entitled to in accordance with the terms and conditions of this Agreement; and

                (f) A counterpart copy of necessary documents to transfer and assign any Intellectual Property which is being transferred pursuant to this Agreement.

           6.3  Closing Costs. Transferor and Acquiror shall each pay one-half
                -------------
(1/2) of the following costs associated with the Closing: (i) recording fees with respect to the assignment of any Intellectual Property and (ii) all sales and excise taxes due in connection with this transaction.

           6.4  Possession. Acquiror shall be entitled to possession of the
                ----------
Purchased Assets on the Possession Date as that term is defined in Section 1.

       7.  Representations and Warranties.
           ------------------------------

           7.1  Transferor's Representations and Warranties. Transferor
                -------------------------------------------
represents and warrants to Acquiror as follows:

               7.1.1 Organization and Good Standing. Transferor is a
                     ------------------------------
corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware.

               7.1.2 Title to Purchased Assets. Transferor has good and
                     -------------------------
marketable title to the Purchased Assets, free and clear of all mortgages, pledges, liens, encumbrances, security interests, equities, charges and restrictions of any nature whatsoever, except such Permitted Encumbrances, as that term is defined in Section 1. By virtue of the deliveries made at the Closing, Acquiror will obtain good and marketable title to the Purchased Assets, free and clear of all liens, mortgages, pledges, encumbrances, security interests, equities, charges and restrictions of any nature whatsoever, except any Permitted Encumbrances.

               7.1.3 Authority; No Conflict.
                     ----------------------

               (a) This Agreement constitutes the legal, valid, and binding obligation of Transferor, enforceable against Transferor in accordance with its terms. Upon its execution and delivery by Transferor at the Closing, the Transferor's closing documents will constitute the legal, valid, and binding obligations of Transferor, enforceable against Transferor in accordance with its respective terms. Transferor has full corporate power, authority, and capacity to execute and deliver this Agreement and Transferor's closing documents and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the Boards of Directors, and shareholders, if the Boards of Directors deems it necessary, of Transferor has approved this Agreement and the transactions contemplated hereby.

               (b) Neither the execution and delivery of this Agreement, nor the performance of any of Transferor's obligations hereunder, nor the consummation of the transactions contemplated by this Agreement will, directly or indirectly (with or without notice, lapse of time, or both), (i) contravene, conflict with or result in a violation of any provision of Transferor's Organizational Documents or any resolution adopted by the Boards of Directors or shareholders of Transferor;
           (ii) contravene, conflict with, or result in a violation of, or give any Governmental Authority or other person the right to challenge this transaction or to exercise any remedy or obtain any relief under, any legal requirement or any order to which Transferor or any of the Purchased Assets is subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of any governmental authorization; (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or (v) result in the imposition or creation of any lien upon or with respect to any of the Purchased Assets; except, in the case of clauses (i), (ii) and (iii) above, for contraventions, conflicts or violations which do not have a material adverse effect on the ability of Transferor

               (c) to consummate the transactions contemplated hereby.

               (d) Transferor represents and warrants that it is not and will not be required to give any notice to, make any filing with, or obtain any material Consent from any person in connection with the execution and delivery of this Agreement, the performance of its obligations hereunder, or the consummation of this transaction, other than the Consents described on Schedule 4.2.1. except, for Consents,
                                          --------------
           the failure of which to obtain would not have a material adverse effect on the ability of the Transferor to consummate the transactions contemplated hereby.

               7.1.4 Books and Records. The Books and Records are complete and
                     -----------------
correct in all material respects and have been maintained in accordance with sound business practices.

               7.1.5 Possession of Purchased Assets. The Purchased Assets are
                     ------------------------------
assets of the Transferor as of the Effective Date and are in Transferor's possession as of the Effective Date, and that Transferor has all requisite title or license to convey the Purchased Assets to Acquiror as contemplated by the Agreement.

               7.1.6 No Material Adverse Changes. There have been no material
                     ---------------------------
adverse changes to Transferor's business, operations or financial condition other than as disclosed in filings heretofore made with the Securities and Exchange Commission.

               7.1.7 Certain Proceedings. No proceeding is pending or, to
                     -------------------
Transferor's Knowledge, has been threatened against Transferor that challenges, or could reasonably be expected to have the effect of preventing, making illegal, or otherwise materially interfering with, this transaction.

               7.1.8 Assumed Liabilities.
                     -------------------

               (a) The individuals and/or entities, as the case may be, listed in Exhibit B as having certain debts owed to such individual and/or
              ---------
           entity by the Transferor have agreed to convert all or a portion of the debt owed to such individual and/or entity by Transferor in the amounts set forth in Exhibit B into certain shares of the Acquiror's
                                ---------
           Common Stock in accordance with the following formula:

                             No. Shares    =     Total Debt
                                                 -----------
                                                    0.40

               (b) Acquiror shall not assume certain of the Transferor's liabilities in the amount of One Hundred Ninety-Two Thousand Four Hundred Sixty-Four Dollars and Twenty Nine Cents ($192,464.29)(the "Unassumed Liabilities") as set forth in Exhibit B. The Transferor
            ---------------------                   ---------
           hereby acknowledges and agrees that all the obligations with respect to the Unassumed Liabilities shall remain with the Transferor."

          7.2  Acquiror's Representations and Warranties. Acquiror represents
               -----------------------------------------
and warrants to Transferor as follows:


               7.2.1 Organization and Good Standing. Acquiror is a corporation
                     ------------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

               7.2.2 Authority; No Conflict.
                     ----------------------

               (a) This Agreement constitutes the legal, valid, and binding obligation of Acquiror, enforceable against Acquiror in accordance with its terms. Upon their execution and delivery by Acquiror at the Closing, the Acquiror's closing documents will constitute the legal, valid, and binding obligations of Acquiror, enforceable against Acquiror in accordance with their respective terms. Acquiror has full corporate power, authority, and capacity to execute and deliver this Agreement and the Acquiror's closing documents and to perform its obligations hereunder and thereunder. Without limiting the generality of the foregoing, the Board of Directors of the Acquiror has approved this Agreement and the transactions contemplated hereby.

               (b) Neither the execution and delivery of this Agreement, nor the performance of any of Acquiror's obligations hereunder, nor the consummation of this transaction will, directly or indirectly (with or without notice, lapse of time, or both), (i) contravene, conflict with, or result in a violation of any provision of Acquiror's Organizational Documents or any resolution adopted by the Board of Directors or the shareholders of Acquiror; or (ii) give any Person the right to prevent or otherwise interfere with this transaction pursuant to any legal requirement or order to which Acquiror is subject or any Contract to which Acquiror is a party or by which it or any of its assets is bound.

               7.2.3 Certain Proceedings. No proceeding is pending or, to
                     -------------------
Acquiror's Knowledge, has been threatened against Acquiror that challenges, or could reasonably be expected to have the effect of preventing, making illegal, or otherwise materially interfering with, this transaction.

               7.2.4 Title to Shares. Acquiror owns the Shares free and clear of
                     ---------------
all liens and encumbrances whatsoever and that, upon the consummation of the transactions set forth herein, Transferor will own the Shares free and clear of all liens and encumbrances whatsoever.

     8.   Additional Covenants.
          --------------------

          8.1  Covenants by Each Party.
               -----------------------

               8.1.1 Cooperation. Each of the parties hereto shall cooperate
                     -----------
with the other parties in every reasonable way in carrying out the transactions contemplated herein, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel for each party hereto.

               8.1.2 Expenses. Except as otherwise provided in this Agreement,
                     --------
all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

               8.1.3 Further Assurances. From time to time after the Closing,
                     ------------------
Transferor will, at its own expense, execute and deliver, or cause to be executed and delivered, such documents to Acquiror as Acquiror may reasonably request in order more effectively to vest in Acquiror good title to the Purchased Assets and otherwise to consummate the transactions contemplated by this Agreement, and from time to time after the Closing, Acquiror will, at its own expense, execute and deliver such documents to Transferor as Transferor may reasonably request in order more effectively to consummate the assumption of the Assumed Liabilities by Acquiror and otherwise to consummate the transactions contemplated by this Agreement.

           8.2 Indemnification.
               ---------------

               8.2.1 By Acquiror. In the event the Acquiror (i) breaches or is
                     -----------
deemed to have breached any of the representations and warranties contained in this Agreement or (ii) fails to perform or comply with any of the covenants and agreements set forth in this Agreement, then the Acquiror shall hold harmless, indemnify and defend Transferor, and each of its directors, officers, shareholders, attorneys, representatives and agents, from and against any Damages incurred or paid by Transferor to the extent such Damages arise or result from a breach by the Acquiror of any such representations and warranties or a violation of any covenant in this Agreement.

               8.2.2 By Transferor. In the event Transferor (i) breaches or is
                     -------------
deemed to have breached any of the representations and warranties contained in this Agreement or (ii) fails to perform or comply with any of the covenants and agreements set forth in this Agreement, Transferor shall hold harmless, indemnify and defend Acquiror, and each of its directors, officers, shareholders, attorneys, representatives and agents, from and against any Damages incurred or paid by the acquirer to the extent such Damages arise or result from a breach by Transferor of any such representations or warranties or a violation of any covenant in this Agreement. For purposes of this Section 8.2, "Damages" shall mean any and all costs, losses, damages, liabilities, demands,
 -------
claims, suits, actions, judgments, causes of action, assessments or expenses, including interest, penalties, fines and attorneys' fees and expenses incident thereto, incurred in connection with any claim for indemnification arising out of this Agreement, and any and all amounts paid in settlement of any such claim.

          8.3 Retention of and Access to Books and Records. Transferor agree to
              --------------------------------------------
retain the Books and Records for a period of five (5) years after the Closing Date and to make them available to Acquiror for the purpose of making copies thereof at Acquiror's expense of.

     9.   Termination.
          -----------

          9.1 Termination Events. Except as otherwise provided for, this
              ------------------
Agreement may, by notice given prior to or at the Closing (which notice shall specify the grounds for termination), be terminated by mutual written agreement of both Transferor and Acquiror.

          9.2  Effect of Termination. Each party's right of termination under
               ---------------------
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination shall not constitute an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement shall thereupon terminate, except that Sections 10 and 12 shall survive; provided, however, that
                                                         --------  -------
if this Agreement is terminated by a party because of a material Breach of this Agreement by any of the parties or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of any party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies shall survive such termination unimpaired.

     10.  Default; Remedies.
          -----------------

          10.1 Time of Essence. Time is of the essence of the parties'
               ---------------
obligations under this Agreement.


          10.2 Remedies. If any party fails to perform its obligations under
               --------
this Agreement, the other party shall be entitled to pursue all remedies available at law or in equity, including, in the case of a failure to consummate this transaction following satisfaction (or waiver) of the conditions set forth in Section 6.2, as applicable, the remedy of specific performance; provided,
                                                                   --------
however, that except with respect to a failure to close this transaction as
-------
provided herein, a party shall not be in default hereunder unless (i) the non-Breaching party has given the Breaching party notice specifying the nature of the Breach in reasonable detail, and (ii) the Breaching party either (a) has failed to cure such Breach within ten (10) Business Days after such notice is given, or (b) if such Breach cannot be cured solely by the payment of money and cannot reasonably be cured within ten (10) Business Days despite the exercise of Best Efforts, has failed to commence curative action within ten (10) Business Days after such notice is given or thereafter fails to complete the cure of such Breach as soon as practicable.

     11.  Construction and Interpretation.
          -------------------------------

          11.1 The headings or titles of the sections of this Agreement are intended for ease of reference only and shall have no effect whatsoever on the construction or interpretation of any provision of this Agreement. References herein to sections are to sections of this Agreement unless otherwise specified.

          11.2 Meanings of defined terms used in this Agreement are equally applicable to singular and plural forms of the defined terms. The masculine gender shall also include the feminine and neutral genders and vice versa.

          11.3 As used herein, (i) the term "party" refers to a party to this Agreement, unless otherwise specified, (ii) the terms "hereof," "herein," "hereunder," and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, (iii) the term "this transaction" refers to the transaction contemplated by this Agreement, (iv) the term "including" is not limiting and means "including without limitation," (v) the term "documents" includes all instruments, documents, agreements, certificates, indentures, notices, and other writings, however evidenced, and (vi) the term "property" includes any kind of property or asset, real, personal, or mixed, tangible or intangible.

          11.4 In the event any period of time specified in this Agreement ends on a day other than a Business Day, such period shall be extended to the next following Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

          11.5 This Agreement is the product of arm's length negotiations among, and has been reviewed by counsel to the parties and is the product of all the parties. Accordingly, this Agreement shall not be construed for or against any party by reason of the authorship or alleged authorship of any provision hereof.

     12.  Miscellaneous Provisions.
          ------------------------

          12.1 Survival of Covenants. Each covenant or agreement of the parties
               ---------------------
set forth in this Agreement which by its terms expressly provides for performance after the Closing Date shall survive the Closing and be fully enforceable thereafter.

          12.2 Expenses. Except as otherwise provided, each party shall bear its
               --------
own expenses incurred in connection with the preparation, execution, and performance of this Agreement and this transaction, including all fees and expenses of its own Representatives or any other similar payment in connection with this transaction.

          12.3 Binding Effect. The provisions of this Agreement shall be binding
               --------------
upon and inure to the benefit of the parties and, subject to the restrictions on assignment set forth herein, their respective successors and assigns.

          12.4 Assignment. Neither party shall assign any of its rights or
               ----------
obligations under this Agreement without the prior written consent of the other party. No assignment of this Agreement shall release the assigning party from its obligations under this Agreement.

          12.5 Notices. All notices under this Agreement shall be in writing.
               -------
Notices may be (i) delivered personally, (ii) transmitted by facsimile, (iii) delivered by a recognized national overnight delivery service, or (iv) mailed by certified United States mail, postage prepaid and return receipt requested. Notices to any party shall be directed to its address set forth below, or to such other or additional address as any party may specify by notice to the other party. Any notice delivered in accordance with this Section 13.5 shall be deemed given when actually received or, if earlier, (a) in the case of any notice transmitted by facsimile, on the date on which the transmitting party receives confirmation of receipt by facsimile transmission, telephone, or otherwise, if sent during the recipient's normal business hours or, if not, on the next Business Day, (b) in the case of any notice delivered by a recognized national overnight delivery service, on the next Business Day after delivery to the service or, if different, on the day designated for delivery, or (c) in the case of any notice mailed by certified U.S. mail, two (2) Business Days after deposit therein.

               If to IMG               International Manufacturers Gateway, Inc.
                                       285B Lakeview Boulevard
                                       Cocoa, FL 32926
                                       Telephone No.: (321) 639-0914
                                       Facsimile No.: (321) 632-1401
                                       Attn: President

               With a copy to:         The Otto Law Group, PLLC
                                       900 Fourth Avenue, Suite 3140
                                       Seattle, WA 98164
                                       Telephone No.: (206) 262-9545
                                       Fax No.:  (206) 262-9513
                                       Attn: David M. Otto

               If to Dtomi:            Dtomi, Inc.
                                       200 9th Avenue North, Suite 210
                                       Safety Harbor, FL 34695
                                       Telephone No.: (727) 797-6664
                                       Facsimile No.: (727) 797-7770
                                       Attn: President

               With a copy to:         The Otto Law Group, PLLC
                                       900 Fourth Avenue, Suite 3140
                                       Seattle, WA 98164
                                       Telephone No.: (206) 262-9545
                                       Fax No.: (206) 262-9513
                                       Attn: David M. Otto

        12.6   Waiver. Any party's failure to exercise any right or remedy under
               ------
this Agreement, delay in exercising any such right or remedy, or partial exercise of any such right or remedy shall not constitute a waiver of that or any other right or remedy hereunder. A waiver of any Breach of any provision of this Agreement shall not constitute a waiver of any succeeding Breach of such provision or a waiver of such provision itself. No waiver of any provision of this Agreement shall be binding on a party unless it is set forth in writing and signed by such party.

        12.7   Amendment.  This Agreement may not be modified or amended except
               ---------
by the written agreement of the parties.

        12.8   Severability. If any provision of this Agreement is held invalid,
               ------------
illegal, or unenforceable, then (i) such provision shall be enforceable to the fullest extent permitted by applicable law, and (ii) the validity and enforceability of the other provisions of this Agreement shall not be affected and all such provisions shall remain in full force and effect.

        12.9   Integration.  This Agreement,  including the Exhibits and
               -----------
Schedules hereto, contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements with respect thereto. The parties acknowledge and agree that there are no agreements or representations relating to the subject matter of this Agreement, either written or oral, express or implied, that are not set forth in this Agreement, in the Exhibits and Schedules to this Agreement.

        12.10  Governing  Law. This Agreement  shall be governed by and
               --------------
construed in accordance with the laws of the State of Washington (without regard to the principles thereof relating to conflicts of laws).

        12.11  Arbitration. All disputes or claims arising out of or relating to
               -----------
this Agreement, or the breach hereof, including disputes as to the validity and/or enforceability of this Agreement or any portion thereof, and any claims for indemnification under the provisions of this Agreement, shall be resolved by arbitration conducted in Seattle, Washington. Any arbitration pursuant to this
Section 12.11 shall be conducted, upon the request of any party, before a single arbitrator selected by the parties or, failing agreement on the choice of an arbitrator within thirty (30) days of service of written demand for arbitration, by an arbitrator designated by the Presiding Judge of the Superior Court for King County, Washington. The arbitrator shall be a practicing attorney licensed to practice in one or more of the fifty (50) states, with substantial experience in commercial and/or commercial litigation matters, who has been in active practice for at least ten (10) years. Such arbitration shall be conducted in accordance with the laws of the State of Washington and pursuant to the commercial arbitration rules of the American Arbitration Association (although not under the auspices of the American Arbitration Association) and such of the federal rules of civil procedure as the arbitrator may determine. The arbitration shall be conducted within forty-five (45) days of the selection of the arbitrator and the arbitrator shall render his or her decision within twenty
(20) days after conclusion of the arbitration. The prevailing party in the arbitration shall be entitled as a part of the arbitration award to the costs and expenses (including reasonable attorneys' fees and the fees of the arbitrator) of investigating, preparing, and pursuing or defending the arbitration claim as such costs and expenses are awarded by the arbitrator. The duty to arbitrate shall survive a termination or cancellation of this Agreement and shall be specifically enforceable under applicable federal law and the prevailing arbitration law of the State of Washington. The decision of the arbitrator shall be final and binding upon the parties and enforceable in any court of competent jurisdiction.

        12.12  Execution. This Agreement may be executed in any number of
               ---------
counterparts, all of which together shall constitute one and the same agreement. Each party may rely upon the signature of each other party on this Agreement that is transmitted by facsimile as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement with the original ink signature of the transmitting party.

        12.13  Incorporation of Recitals, Exhibits, and Schedules.  The Recitals
               --------------------------------------------------
to this Agreement and all Exhibits and Schedules to this Agreement are incorporated herein by this reference.

        12.14  Further Assurances. Each party agrees to execute and deliver such
               ------------------
additional documents and instruments as may reasonably be required to effect this transaction fully, so long as the terms thereof are consistent with the terms of this Agreement.

        12.15  No Third Party Beneficiaries. This Agreement is made and entered
               ----------------------------
into for the sole protection and legal benefit of Transferor and Acquiror, and, subject to the restrictions on assignment set forth herein, their respective successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                  IMG:       INTERNATIONAL MANUFACTURERS
                             GATEWAY, INC.,
                             a Delaware corporation

                             By: /s/ R. Kevin Krause

                             Name: R. Kevin Krause

                             Its:     President

                  DTOMI:     DTOMI, INC,
                             a Nevada corporation

                             By: /s/ Richard Libutti

                             Name: Richard Libutti

                             Its:     President

                                    EXHIBIT A
                                    ---------
                                PURCHASED ASSETS
                                ----------------

The following are the assets owned by IMG, which under the terms and conditions of this Agreement are being acquired by Dtomi.

     [to be finalized post closing pursuant to Amendment No. 1 to the Asset Purchase Agreement, dated January 21, 2002, by and between Dtomi and IMG]

                                    EXHIBIT B
                                    ---------
                               ASSUMED LIABILITIES
                               -------------------

         The following liabilities of IMG, pursuant to the terms and conditions of this Agreement, are being assumed by Dtomi:

         [to be finalized post closing pursuant to Amendment No. 1 to the Asset Purchase Agreement, dated January 21, 2002, by and between Dtomi and IMG]

                                    EXHIBIT C
                                    ---------

                                  BILL OF SALE

                                       AND

                            ASSIGNMENT AND ASSUMPTION

     This Bill of Sale and Assignment and Assumption Agreement (this "Bill of
                                                                      -------
Sale"), dated January 14, 2002 (the "Effective Date") by and between
----                                 --------------
International Manufacturers Gateway, Inc., a Delaware corporation
("IMG")("Transferor"), and Dtomi, Inc., a Nevada corporation ("Dtomi" or
  ---    ----------                                            -----
"Acquiror").
 --------

                                    Recitals:
                                    --------

     A. IMG and Dtomi entered into that certain Asset Purchase Agreement, dated January 14, 2002 (the "Agreement"), which provides, on the terms and conditions
                       ---------
set forth therein, for the transfer by Transferor and purchase by Acquiror of certain assets of Transferor as set forth in the Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

     B. The assets being sold by Transferor and purchased by Acquiror include, but are not limited to, certain of Transferor's tangible and intangible property (the "Purchased Assets") as set forth in the Agreement.
      ----------------

     C. Acquiror desires to obtain all right, title and interest in and to any and all of the Purchased Assets.

     D. This Bill of Sale is being executed and delivered in order to effect the transfer of the Purchased Assets to Acquiror, as provided in the Agreement.

     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferor agree as follows:

     1. Assignment. Transferor hereby sells, grants, conveys, bargains,
        ----------
transfers, assigns and delivers to Acquiror, and to Acquiror's successors and assigns, all of Transferor's rights, titles and interests, legal and equitable, throughout the world, in and to the Purchased Assets, to have and to hold the same forever. This is a transfer and conveyance by Transferor to Acquiror of good and marketable title to the Purchased Assets, free and clear of all encumbrances except as provided in the Agreement or on the Schedules thereto. Subject to the conditions and limitations contained in the Agreement, Transferor hereby covenants and agrees to warrant and defend title to the Purchased Assets against any and all claims whatsoever to the extent represented and warranted to in the Agreement.

     2. Assumption. Acquiror, in consideration of the assignment, hereby assumes
        ----------
and undertakes to discharge, as appropriate in accordance with their terms, all of the Assumed

Liabilities except as otherwise set forth in the Agreement. Except as provided for in this Paragraph 2, Acquiror is not hereby assuming, and the Acquiror shall not assume or otherwise be obligated to pay, perform, satisfy or discharge, any liabilities or obligations of Transferor or the Business.

     3. Further Assurances. Transferor agrees that it will, at Acquiror's
        ------------------
request at any time and from time to time after the date hereof and without further consideration, do, execute, acknowledge and deliver or will cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and other instruments and assurances as may be considered by Acquiror, its successors and assigns, to be necessary or proper to better effect the sale, conveyance, transfer, assignment, assurance, confirmation and delivery of ownership of the Purchased Assets to Acquiror, or to aid and assist in collecting and reducing to the possession of Acquiror, any and all Purchased Assets.

     4. Amendment or Termination; Successors and Assigns. This Bill of Sale may
        ------------------------------------------------
not be amended or terminated except by a written instrument duly signed by each of the parties hereto. This Bill of Sale shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns.

     5. No Third Parties. Nothing in this Bill of Sale, expressed or implied, is
        ----------------
intended or shall be construed to confer upon or give to any person, firm or corporation other than Acquiror and Transferor, their successors and assigns, any remedy or claim under or by reason of this instrument or any term, covenant or condition hereof, and all of the terms, covenants, conditions, promises and agreements contained in this instrument shall be for the sole and exclusive benefit of the Acquiror and Transferor, their successors and assigns.

     6. Construction. This Bill of Sale, being further documentation of a
        ------------
portion of the conveyances, transfers and assignments provided for in and by the Agreement, neither supersedes, amends, or modifies any of the terms or provisions of the Agreement nor does it expand upon or limit the rights, obligations or warranties of the parties under the Agreement. In the event of a conflict or ambiguity between the provisions of this Bill of Sale and the Agreement, the provisions of the Agreement will be controlling.

     7. Governing Law. The rights and obligations of the parties under this Bill
        -------------
of Sale will be construed under and governed by the internal laws of the State of Washington (regardless of its or any other jurisdiction's conflict-of-law provisions).

     8. Counterparts. This Bill of Sale may be executed by facsimile in one or
        ------------
more counterparts and by facsimile, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of the Effective Date.

                  TRANSFEROR:            INTERNATIONAL MANUFACTURERS
                                         GATEWAY, INC.,
                                         a Delaware corporation

                                         By: /s/ R. Kevin Krause

                                         Name: R. Kevin Krause

                                         Its:     President

                  ACQUIROR:              DTOMI, INC,
                                         a Nevada corporation

                                         By: /s/ Richard Libutti

                                         Name: Richard Libutti

                                         Its:     President

                                    EXHIBIT D

                                ESCROW AGREEMENT

         This Escrow Agreement (this "Agreement") is entered into as of January
                                      ---------
14, 2002 (the "Effective Date") by and among Dtomi, Inc., a Nevada corporation
               --------------
("Dtomi"), International Manufacturers Gateway, Inc., a Delaware corporation ("IMG") and The Otto Law Group, PLLC, a Washington professional limited
  ---
liability company (the "Escrow Agent").
                        ------------

                                    RECITALS

         Dtomi and IMG are parties to that certain Asset Purchase Agreement dated January 14, 2002 (the "Asset Purchase Agreement") pursuant to which IMG
                             ------------------------
will acquire Nine Million Six Hundred Seventy-Three Thousand Seven Hundred Ninety-Four (9,673,794) shares of Dtomi common stock (the "Escrow Shares") in
                                                           -------------
exchange for transferring to Dtomi certain assets and certain liabilities of IMG, which Escrow Shares shall be held subject to the terms and conditions of this Agreement;

                                    AGREEMENT

         In consideration of the foregoing premises and the mutual and dependent promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       Delivery of Documents

Concurrent with the execution of this Agreement, and all documents in connection with the closing of the Asset Purchase Agreement, the Escrow Shares shall be delivered to the Escrow Agent. The Escrow Agent hereby agrees to hold all such shares and other documents delivered by the parties to the Escrow Agent and to only deal with the same in accordance with the terms of this Agreement.

2.       Capital Changes - IMG

IMG shall have all the rights of a stockholder with respect to the Escrow Shares while such shares are held by the Escrow Agent in accordance with the terms of this Agreement. In the event of any capital adjustment by Dtomi during the term of this Agreement, any and all new, substituted or additional securities to which IMG is entitled shall be immediately subject to the terms of this Agreement and shall be included in the definition of Escrow Shares. IMG hereby irrevocably instructs the Escrow Agent to instruct the transfer agent for Dtomi to forward such substituted securities to the attention of the Escrow Agent.

3.       Instructions to Escrow Agent

The parties hereto jointly instruct the Escrow Agent as follows:

     (a) in the event that on or before February 15, 2002, the Asset Purchase Agreement has closed (the "Asset Purchase Closing"), the Escrow Agent shall,
                           ----------------------
within thirty (30) days of the Asset Purchase Closing, instruct Dtomi's transfer agent to deliver the appropriate Escrow Shares to IMG, who shall, in turn, deliver such Escrow Shares in accordance with the attached Share Allocation
                                                           ----------------
Schedule.
--------

         or:

         (b) in the event that by February 15, 2001, the Asset Purchase Closing has not occurred, the Escrow Agent shall immediately return the Escrow Shares to Dtomi by overnight courier;

4.       Further Instructions

The instructions to the Escrow Agent may only be amended by further instructions in writing executed and delivered to the Escrow Agent by all parties to this Agreement. The Escrow Agent shall have no liability for any act or omission hereunder while acting in good faith in the exercise of its own judgment.

5.       Ownership of Escrow Shares

Until such time as the Escrow Shares are transferred, pursuant to either Section 3(a) or 3(b), the Escrow Shares shall be owned by IMG and all voting authority and power, with respect to the Escrow Shares, shall be, and remain, vested in IMG.

6.       Notices

Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address or number:

              If to IMG:             International Manufacturers Gateway, Inc.
                                     285B Lakeview Boulevard
                                     Cocoa, FL 32926
                                     Telephone No.: (321) 639-0914
                                     Facsimile No.: (321) 453-6974

                    If to Dtomi:              Dtomi, Inc.
                                              200 9/th/ Avenue North, Suite 210
                                              Safety Harbor, FL 34695
                                              Telephone No.: (727) 797-6664
                                              Facsimile No.: (727) 797-7770
                                              Attn:  President

                    With a copy to:           The Otto Law Group, PLLC
                                              900 Fourth Avenue, Suite 3140
                                              Seattle, WA 98164
                                              Telephone No.:  (206) 262-9545
                                              Fax No.:  (206) 262-9513
                                              Attn:  David M. Otto

                    If to Escrow Agent:       The Otto Law Group, PLLC
                                              900 Fourth Avenue, Suite 3140
                                              Seattle, WA 98164
                                              Telephone No.:  (206) 262-9545
                                              Fax No.:  (206) 262-9513
                                              Attn:  David M. Otto

Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully to the number set out above, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

7.       Entire Agreement; Headings

This Agreement, together with the Asset Purchase Agreement, contains the entire understanding and agreement of the parties with respect to the transactions contemplated by this Agreement and supersedes, and may not be supplemented or varied by, any prior oral or written understandings or agreements. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

8.       Assigns and Assignment

This Agreement shall extend to, inure to the benefit of and be binding upon all of the parties and their respective permitted successors and assigns.

9.        Amendment and Waiver

This Agreement may be amended, modified, supplemented or altered only by a writing duly executed by all parties hereto. No failure or delay by a party in exercising any right, power or privilege under this Agreement shall operate as a waiver, and no single or partial exercise shall preclude any right of further exercise or the exercise of any other right, power or privilege. No waiver of any right, power or privilege under this Agreement shall be effective unless set forth in writing, executed by the party against whom the waiver is sought to be enforced.

10.       Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

11.       Governing Law

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Washington, as applied to contracts executed and to be fully performed in Washington.

12.       Counterparts

This Agreement may be executed by the parties individually or in any combination, in one (1) or more counterparts and by facsimile, each of which shall be an original and all of which shall together constitute one (1) and the same agreement.


                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.


                                            DTOMI, INC.

                                            /s/ Richard Libutti
                                            By: Richard Libutti
                                            Its: President

                                            INTERNATIONAL MANUFACTURERS
                                            GATEWAY, INC.

                                            /s/ R. Kevin Krause
                                            By: R. Kevin Krause
                                            Its: President

                                            THE OTTO LAW GROUP, PLLC


                                            /s/ David M. Otto
                                            By:  David M. Otto
                                            Its: President

                            SHARE ALLOCATION SCHEDULE
                            -------------------------

     The Escrow Shares shall be distributed in accordance with the following schedule:

     [to be finalized post closing pursuant to Amendment No. 1 to the Asset Purchase Agreement, dated January 21, 2002, by and between Dtomi and IMG]

                                 SCHEDULE 4.2.1
                                 --------------
                                    CONSENTS
                                    --------

     [to be finalized post closing pursuant to Amendment No. 1 to the Asset Purchase Agreement, dated January 21, 2002, by and between Dtomi and IMG]

                                       1